  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-223191) and Registration Statement on Form S-8 (Nos. 333-103887; 333-104203; 333-109288; 333-113427; 333-127327; 333-143639; 333-145859; 333-155338; 333-162565; 333- 170525; 333-176732; 333-183806; 333-197839; 333-220458) of HSBC Holdings plc of our report dated February 19, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F. /s/PricewaterhouseCoopers LLP London, United Kingdom February 19, 2020